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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated March 8, 2001 regarding the consolidated balance sheets of BYL Bancorp and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000 in the Form 10-K filed with the Securities and Exchange Commission.

                  VAVRINEK, TRINE, DAY & CO., LLP

March 25, 2001
Laguna Hills, California